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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       September 1, 1998 (August 28, 1998)
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                           UNION PLANTERS CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



        TENNESSEE                 1-10160                        62-0859007
------------------------        ------------                 -------------------
(State of incorporation)        (Commission                    (IRS Employer
                                File Number)                 Identification No.)



                      UNION PLANTERS ADMINISTRATIVE CENTER
                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                    ----------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (901) 580-6000
                                                          ---------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

UNION PLANTERS ANNOUNCES AN AGREEMENT TO ACQUIRE READY STATE BANK

      On August 28, 1998, Union Planters Corporation announced it had entered into an agreement to acquire Ready State Bank headquartered in Hialeah, Florida. Ready State Bank has approximately $596 million in total assets and operates ten branches in Dade and two branches in Broward counties in South Florida. A copy of the press release announcing the agreement is attached as exhibit 99(a). The acquisition is subject to regulatory approvals, the approval of the shareholders of Ready State Bank and to other contractual conditions.

      The agreement states that Ready State Bank will have no more than 5,030,237 shares of its common stock issued and outstanding as of the effective time of the merger. The exchange ratio for these shares will be the number of shares of Union Planters Corporation (UPC) common stock equal to the quotient by dividing $169 million by the number of shares of Ready State Bank issued and outstanding immediately prior to the effective time of the merger, by the Average Closing Price rounded to the nearest thousandth. However, in the event the Average Closing Price shall be greater than $59.00, then each share of Ready State Bank common stock will be converted into .574 shares of UPC common stock (approximately 2,887,000 shares of UPC common stock). In the event, the Average Closing Price shall be less than $53.00, then each share of Ready State Bank common stock shall be converted into .639 shares of UPC common stock (approximately 3,214,000 shares of UPC common stock). In the event that the Average Closing Price is below $43.00, Ready State Bank has the right to terminate the transaction. The Average Closing Price is defined as the average closing price of UPC common stock for the 20 consecutive trading days ending on the second trading day preceding the effective time of the merger. Union Planters Corporation's common stock closed at $44.063 on August 28, 1998.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

        C.   Exhibits

        99(a) Union Planters Corporation Press Release dated August 28, 1998, announcing an agreement to acquire Ready State Bank


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.










                                                  Union Planters Corporation
                                             ---------------------------------
                                                        Registrant



Date: September 1, 1998                            /s/ M. Kirk Walters
      -----------------                      ---------------------------------
                                                      M. Kirk Walters
                                             Senior Vice President, Treasurer,
                                               and Chief Accounting Officer

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